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                                                                      Exhibit 99

                        Kansas City, MO - March 25, 2004


Interstate Bakeries Corporation (NYSE - IBC) today announced that based upon preliminary results for its fiscal third quarter ended March 6, 2004, it expects to report a net loss for the quarter of approximately $.08 to $.12 per diluted share on a net sales decline of approximately 2.5 percent from the prior year. Fiscal 2004's estimated results for the quarter include anticipated restructuring charges of approximately $1.5 million, or $.02 per diluted share, as compared to the prior year's third quarter restructuring charges of $5 million, or $.07 per diluted share.

These anticipated results are based upon preliminary estimates. The Company is scheduled to release its quarterly results and hold its quarterly conference call on Thursday, April 15, 2004.

Interstate Bakeries Corporation is the nation's largest wholesale baker and distributor of fresh baked bread and sweet goods, under various national brand names, including Wonder, Hostess, Dolly Madison, Merita and Drake's. The Company, with 57 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

For information on the Company, please contact:
Paul E. Yarick
Senior Vice President - Finance and Treasurer
Interstate Bakeries Corporation
12 E. Armour Boulevard
Kansas City, Missouri 64111
(816) 502-4000




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For all news media queries, please contact:
Mark D. Dirkes
Senior Vice President - Corporate Marketing
(816) 502-4000

Forward-Looking Statements

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements relating to, among other things: net loss, net sales and restructuring charges. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in the Company-wide project focused on re-engineering business processes and rationalizing investment in production, distribution and administrative functionality or other problems related thereto; actions of competitors, including pricing policy and promotional spending; the availability and costs of raw materials, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products; the effectiveness of hedging activities; increased pension, health care, workers' compensation and other employee costs; the effectiveness of advertising and marketing spending; the availability of capital on acceptable terms; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in our business strategies; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended May 31, 2003 and Forms 10-Q for our quarters ended August 23, 2003 and November 15, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.